SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive  Proxy  Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
     240.14a-2.

                               DIRECT INSITE CORP.
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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    [ ]   Fee paid previously with preliminary materials.

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    [ ]   Check  box if  any part of the fee is offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

     1)   Amount Previously Paid: ___________________________________________
     2)   Form, Schedule or Registration Statement No.:  ____________________
     3)   Filing Party: _____________________________________________________
     4)   Date Filed: _______________________________________________________

                               DIRECT INSITE CORP.

                                -----------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                   May 4, 2001

                                -----------------


To the Stockholders of
     DIRECT INSITE CORP.


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Direct Insite Corp. will be held at _________________New York, New York on Friday, May 4, 2001 at 10:00 a.m, or at any adjournment thereof, for the following purposes:

     1. To consider and act upon a proposal to grant the Board of Directors authority to amend our Certificate of Incorporation to authorize a one-for-seven, one-for-ten-or one-for-fifteen reverse stock split of the common stock, as set forth in Exhibit A.

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matter is set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on our books at the close of business on April 2, 2001 will be entitled to vote at the Special Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                      By Order of the Board of Directors,

                                              JAMES A. CANNAVINO
                                             Chairman of the Board

Dated:  April 5, 2001
Bohemia, New York

                               DIRECT INSITE CORP.
                                80 Orville Drive
                             Bohemia, New York 11716

                                -----------------

                                 PROXY STATEMENT
                                -----------------


                         SPECIAL MEETING OF STOCKHOLDERS
                                   May 4, 2001

                                -----------------


     A Special Meeting of Stockholders of Direct Insite Corp. (the "Company") will be held on Friday, May 4, 2001 at __________________New York, New York, at 10:00 a.m. for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. The enclosed proxy is solicited by and on our behalf for use at the Special Meeting of Stockholders to be held on May 4, 2001 and at any adjournments of such meeting. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is April 5, 2001.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to us or in person at the Special Meeting.

Voting Rights

     Only stockholders of record on April 2, 2001 (the "Record Date") will be entitled to vote at the Special Meeting or any adjournment thereof. As of the Record Date, we had outstanding one class of voting capital stock, namely 21,381,937 shares of common stock, $.0001 par value per share. Each share of common stock issued and outstanding on the Record Date is entitled to one vote at the Special Meeting of Stockholders.

     The affirmative vote of a majority of the outstanding shares on the Record Date is required for the approval of the amendment to the certificate of incorporation authorizing a reverse stock split. For purposes of determining whether the proposal has received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                 PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

     We have proposed and recommended to the stockholders a proposal which authorizes the Board of Directors to file a Certificate of Amendment (the "Amendment") to our Restated Certificate of Incorporation which amends Article Fourth to effect a reverse stock split (the "Reverse Stock Split"). Our intent insofar as recommending the Reverse Stock Split is to comply with NASDAQ's continuing maintenance requirements with respect to the price of our common stock.

     We believe that the relatively low per share market price of the common stock impairs the marketability of the common stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company when compared with our competitors. While the number of shares of common stock outstanding should not materially affect the marketability of the common stock, the type of investor who acquires it or our reputation in the financial community, in practice many investors look upon low priced stock and/or a stock which is not traded on NASDAQ as unduly speculative in nature and, as a matter of policy, avoid investing in these stocks. The foregoing factors are believed to adversely affect not only the liquidity of the common stock, but also our ability to raise additional capital through a sale of equity securities or other similar transactions. However, no assurance can be given that even after the approval and occurrence of the proposed Reverse Stock Split, that our common stock will be traded for prices that will satisfy continuing NASDAQ requirements.

     If a reverse stock split is approved by our stockholders, we will select, in our discretion, a number of shares of old common stock ("Old Common Stock") to be reclassified into one share of new common stock ("New Common Stock") (the "ratio"). Its determination of the reverse-split ratio must be a whole- number ratio within the stated limits of one-for-seven to one-for-ten or one-for-fifteen. The stockholders are requested to approve a Reverse Stock Split in each of the following ratios of: one-for-seven; one-for-ten; or
one-for-fifteen (individually the "Reverse Stock Split" and collectively the "Reverse Stock Splits"), and we can choose any one or none of these alternatives in its discretion; and the remaining alternative Reverse Stock Splits would be abandoned by us pursuant to Section 242(c) of the General Corporation Law of Delaware without further action by our stockholders. A Reverse Stock Split will be effected only upon our determination that a Reverse Stock Split is in our best interests and in the best interests of our Stockholders. A Reverse Stock Split would become effective on any date (the "Effective Date") selected by us after authorization by stockholders.

     We currently expect to effect a Reverse Stock Split in the ratio of one-for-fifteen, and intends to reexamine the ratio in light of all relevant requirements for continued authorization of the New Common Stock for trading on the NASDAQ SmallCap Market. We may consider the advice of financial advisors and factors deemed relevant by us, which may include but not be limited to belief as to future marketability and liquidity of the common stock, prevailing market conditions, the likely effect on the market price of the common stock and other factors deemed relevant by us. We reserve the right, notwithstanding stockholder approval of this proposal and without further action by the stockholders, to abandon the Reverse Stock Split, if, at any time prior to filing the Amendment with the Delaware Secretary of State, we, in our sole discretion, determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. Conversely, we reserve the right to effectuate the Reverse Stock Split under less than favorable conditions based on any factors deemed material by us, in our sole discretion. We believe that leaving the discretion to us in these regards will permit flexibility so as to effectuate the Reverse Stock Split in an appropriate and well-planned manner. For example, one of the most important factors that we will consider will be the effect of the Reverse Stock Split on the market price of the common stock. If we determine that even after giving effect to the Reverse Stock Split, the common stock would be likely to fall below the NASDAQ requirements for continued listing, we may determine not to effect such a Reverse Stock Split because it would not have the long term effects which we believe would be beneficial to stockholders. Notwithstanding the foregoing, a determination by us that the Reverse Stock Split will not create a per share trading price sufficient for continued NASDAQ listing will not automatically prompt a decision by us to refrain from effecting the Reverse Stock Split. Other factors may also cause us to effect a Reverse-Stock-Split whether or not it would be likely to cause the common stock to trade above the NASDAQ continued listing requirements. These factors may include an effort to make the common stock more attractive to members of the financial community and certain types of investors who may have a tendency to avoid purchasing low-priced stock.


Effects of the Reverse Stock Split

     Consummation of a Reverse Stock Split will not alter the number of authorized shares of common stock, which will remain at 150,000,000 shares. Consummation of the Reverse Stock Split will not alter the par value of common stock, which will remain at $.0001 per share of common stock.

     If the Reverse Stock Split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, and these shares will again be available for issuance. Effective with the Reverse Stock Split, the conversion rate of certain outstanding options and warrants will be adjusted proportionately, so that, for example, if a one-for-seven Reverse Split is effected, each such outstanding option or warrant would thereafter cover one-seventh as many shares of common stock, or if a one-for-ten Reverse Stock Split is effected, each outstanding option or warrant would thereafter cover one-tenth as many shares of common stock. Shares that are no longer necessary for issuance upon conversion or exercise will become unreserved and available for future issuance or reservation. Proportionate voting rights and other rights of stockholders will not be altered by any Reverse Stock Split (other than as a result of payment in cash in lieu of fractional shares.)

     Consummation of a Reverse Stock Split should have no material federal tax consequences to most stockholders; however, tax effects, which are especially dependent upon a stockholder's individual circumstances, may be material to you; and each stockholder must obtain his or her own tax advice; and this general description is not tax advice.

     The common stock is listed for trading on the NASDAQ SmallCap Market. On the Record Date, the reported closing price of the common stock on the NASDAQ SmallCap Market was $_____ per share. No assurance can be made as to the future price of shares of common stock.

Possible Advantages

     We believe that a decrease in the number of shares of common stock outstanding without any corresponding alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares and such higher price would be more appropriate for the common stock. We believe that if the common stock trades at $1.00 per share or more, it will meet one of the minimum criteria for continued listing on NASDAQ common stock. However, no assurance can be given that the market price of the common stock will rise in proportion to the reduction in the number of shares outstanding resulting from any Reverse Stock Split or that even if the common stock trades at $1.00 per share or more, that the common stock will be authorized for trading on NASDAQ, especially in view of the possibility of new NASDAQ maintenance requirements.

     Additionally, we believe that a more appropriate price for shares of common stock should promote greater interest by the brokerage community in marketing shares of common stock to their customers. The current per share price of the common stock may limit the effective marketability of the common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower- priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

     Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions which will be required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     The increase in the difference between the authorized number of shares of common stock and the number of shares outstanding or committed could have an advantage of permitting us to issue shares for acquisition, sale of equity, conversion of convertible debt, and other purposes that could improve our financial position.

     If the Reverse Stock Split is approved by stockholders, we will have authority without further stockholder approval to effect a Reverse Stock Split of one share for each outstanding three, five or ten, corresponding to the ratios shown in the following table.

      The following table sets forth the number of shares of common stock that would be outstanding (based on 21,381,937 shares outstanding as of April 2, 2001) immediately after the Reverse Stock Split. The reduction of the number of shares outstanding in the Reverse Stock Split has the inverse effect on authorized and unissued shares. The table does not attempt to account for cashing out fractional shares, nor does it account for the proposed increase in our authorized capital stock.

Ratio of Reverse      Common Stock Reserved for       Authorized and
Stock Split           Outstanding    Options        Unissued Common Stock
----------------      ------------ ------------ ----------------------------
                                                Before Reverse After Reverse
                                                 Stock Split    Stock Split
                                                -------------- -------------
None                   21,381,937  3,803,350      124,814,713      -
1-for-7                 3,054,562    543,336          -        146,402,102
1-for-10                2,138,194    380,335          -        147,481,471
1-for-15                1,425,462    253,557          -        148,320,981

     Upon determination of the exact ratio of the Reverse Stock Split and the filing of appropriate documents to effect such Reverse Stock Split, we will notify Stockholders that the Reverse Stock Split has been effected. In addition, we shall have authority to determine the exact timing of the Reverse Stock Split.

     Our reporting obligations under the Securities Exchange Act of 1934 should not be affected by the changes in capitalization contemplated pursuant to the Reverse Stock Split. No significant reduction should be anticipated in the number of record holders of the common stock below its Record Date level of ___, which is and will continue to be above the Securities Exchange Act of 1934's (the "Exchange Act") going- private threshold of greater than 300. However, we have no intention of terminating the registration of the common stock under the Exchange Act.

Possible Disadvantages

     We are hopeful that the decrease in the number of shares of common stock outstanding will stimulate interest in our common stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected. The Reverse Stock Split will reduce the number of shares outstanding to between 1,425,462 if a 1-for-15 Reverse Stock Split is effected) and 3,054,562 (if a 1-for-7 Reverse Stock Split is effected). Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the common stock. A lower trading volume for the common stock may also depress the common stock market price.

     We are hopeful that the proposed Reverse Stock Split will result in a price level for the shares that will mitigate any reluctance of brokerage firms to recommend the common stock to their clients and diminish the adverse impact of trading commissions on the potential market for our shares. However, there can be no assurance that the proposed Reverse Stock Split will achieve these desired results, nor can there be any assurance that the price per share of the common stock immediately after the proposed Reverse Stock Split will increase proportionately with the reverse split or that any increase can be sustained for a prolonged period of time.

     Although we are optimistic that the Reverse Stock Split will increase the market price of the common stock above the minimum $1.00 bid price required by the NASDAQ as a condition of continued listing, no assurance can be made that the Reverse Stock Split will have this affect or that even if it does that we will satisfy the remaining quantitative requirements for NASDAQ listing of the common stock.

     If the Reverse Stock Split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, which shares will again be available for issuance. As a result of this increase in authorized and unissued shares of our common stock, additional shares will be available in the event we determine that it is necessary and appropriate to raise additional capital through the sale of securities in the public or private market, enter into a strategic partnership with another company, grant options to our employees or acquire another company, business or assets, or in other events. Common stock would be authorized to be issued in our discretion without stockholder approval of each issuance. In the event we issue additional shares of common stock, such issuance may depress the price of currently outstanding shares of common stock or impair the liquidity of such shares. In addition, the issuance may be on terms that are dilutive to stockholders. Issuance of additional shares may also have the effect of diluting the earnings per share and book value per share of shares currently outstanding.

     Except for currently outstanding preferred stock, warrants, options and option plans, there are no existing agreements or agreements in principle which call for the issuance of any shares of common stock. Additionally, we have no existing agreements or agreements in principle which call for the issuance of any shares of common stock in connection with any new financing.

Potential Anti-Takeover Effect of Authorized but Unissued Securities and Bylaw Provision

     The Reverse Stock Split would result in a greater spread between the number of authorized shares and the number of outstanding shares. The issuance of shares of common stock under particular circumstances may have the effect of discouraging an attempt to change control of the Company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) common stock recommended by us could have the overall effect of rendering more difficult the accomplishment of an acquisition of the Company, and to make more difficult the removal of our incumbent management. Common stock would be authorized to be issued in our discretion without stockholder approval of each issuance. The proportionate increase in the authorized number of shares of common stock could have an advantage of permitting us to issue shares for other purposes that could improve our financial position. However, the proportionately larger spread between authorized shares and outstanding (or committed) shares might be used to increase the stock ownership or voting rights of persons seeking to obtain control of the Company; and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares of common stock outstanding.

     We may issue new securities without first offering them to stockholders. The holders of our common stock have no preemptive rights. Preemptive rights would have given stockholders a right to purchase pro rata new securities issued by us. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, we may issue its shares in a manner that dilutes current stockholders.

Accounting for Reverse Stock Split

     The Reverse Stock Split will cause the number of "odd-lot" holders to go up and cause the number of "round-lot" holders of the common stock to go down. The number of round-lot holders is a common measure of a stock's distribution, and a lower number may reflect more negatively on our shares. Higher numbers of odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. This may negatively impact the average trading volume and thereby diminish interest in common stock by some investors and advisors.

     If a Reverse Stock Split is declared, it will require that an amount equal to the number of fewer shares issued times such shares' par value transferred to our Surplus Account (specifically, its Capital Surplus Account) from its Capital Account. The number of shares of common stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding common stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding common stock for statutory and accounting purposes will be increased correspondingly. The resolutions approving the Reverse Stock Split provide that this increase in capital in excess of par value will be treated as capital for statutory purposes. However, under Delaware law, we will have the authority, subject to various limitations, to transfer some or all of such increased capital in excess of par value from capital to surplus, which additional surplus could be distributed to stockholders as dividends or used by us to repurchase outstanding stock. We currently have no plans to use any surplus so created to pay any such dividend or to repurchase stock.

     The following tables illustrate, by way of example, the principal effects of the Reverse Stock Split to our capital accounts on a pro forma basis as at December 31, 2000 (unaudited) in the event of a one-for- seven, one-for-ten and one-for-fifteen Reverse Stock Split:

                                     Prior to     After a 1-for-7  After a 1-for-10  After 1-for-15
                                   Reverse Stock   Reverse Stock    Reverse Stock    Reverse Stock
Number of Shares                       Split           Split           Split             Split
----------------                   -------------  ---------------  ----------------  --------------
Common Stock:
  Authorized . . . . . . . . .       150,000,000    150,000,000     150,000,000       150,000,000
  Outstanding. . . . . . . . .        21,381,937      3,054,562       2,138,194         1,425,462
  Reserved . . . . . . . . . .         3,803,350        543,336         380,335           253,557
Available for Future
   Issuance  . . . . . . . . .       124,814,713    146,402,102     147,481,471       148,320,981

  (In thousands except
       per share data)
  Financial Data
Stockholders' equity
  common stock,
 $.0001 par value. . . . . . .                $2           $0.3            $0.2              $0.1
Additional paid-in
  capital. . . . . . . . . . .           103,124        103,126         103,126           103,126
Accumulated deficit. . . . . .           (75,140)       (75,140)        (75,140)          (75,140)
Other comprehensive loss . . .            (5,572)        (5,572)         (5,572)           (5,572)
Total stockholders; equity . .            22,414         22,414          22,414            22,414
Book value per common
    share. . . . . . . . . . .             $1.05          $7.34          $10.48            $15.72

Liquidation of Fractional Shares

     At the effective date of the Reverse Stock Split (the "Effective Date"), each share of Old Common Stock issued and outstanding immediately prior thereto, will be reclassified as and changed into the appropriate fraction of a share of our New Common Stock. All fractional share interests that are not combined into whole shares will be subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, we will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for (i) surrender and exchange for certificates representing whole shares of New Common Stock and
(ii) cash in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled.

     Manhattan Transfer Registrar Company will act as our exchange agent (the "Exchange Agent") to act for holders of Old Common Stock in implementing the exchange of their certificates. Do not send stock certificates until you receive a notice requesting you to transmit them to the Exchange Agent.

     If this proposal is approved by our stockholders and we file the Amended Certificate of Incorporation, stockholders will be notified and requested to surrender their certificates representing shares of Old Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. Beginning on the Effective Date, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of a proportionate number of shares of New Common Stock and a right to payment in cash for fractional interests.

     We will either deposit sufficient cash with its Exchange Agent or set aside sufficient cash for the purchase of the above-referenced fractional interests. Stockholders are encouraged to surrender their certificates to the exchange agent for certificates evidencing whole shares of the New Common Shares and to claim the sums, if any, due them for fractional interests, as promptly as possible following the Effective Date. No interest will accrue or be payable to stockholders on account of such deposit. We shall be entitled to earnings, if any, on funds deposited.

     The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which will be borne and paid by us.

     The number of record holders of the common stock on the Record Date was ____. We do not anticipate that the payment in cash in lieu of fractional shares following any Reverse Stock Split would result in a significant reduction in the number of such holders. Holders of New Common Stock will continue to be entitled to receive such dividends as may be declared by us.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. We believe that the proposed amendment is in the best interests of the Company and its stockholders and recommends a vote FOR each of the proposed alternative ratios. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, we do not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.


                              By Order of the Board of Directors,
                                     JAMES A. CANNAVINO
                                    Chairman of the Board
Dated: April 5, 2001
Bohemia, New York

                                                                       Exhibit A

                          PROPOSED REVERSE STOCK SPLIT

   If proposal 1 is approved, the following will be included in an amendment to the Restated certificate of Incorporation of the Company, in article Fourth thereof:

       Each issued and outstanding share of common stock of the par value of $.0001 per share of the Corporation (the "Old Common Stock") as of the date of filing of this amended and restated certificate of incorporation (the "Effective Date") shall automatically and without any action on the part of the holder thereof, be reclassified as and changed into one-x(1/x) [x is to be completed with a whole number which shall be either seven (7), ten (10) or fifteen (15), inclusive, hereafter approved by the Board of Directors] of one share of common stock of the par value of $.0001 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which any for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the last reported "bid" and "asked" prices of the Old Common Stock on the NASDAQ SmallCap Market on the Effective Date (or in the event the Company's common stock is not so traded on the Effective Date, such average of the last reported "bid" and "asked" prices on the next preceding day on which such stock was traded on the NASDAQ SmallCap Market). If more than one Old Certificate shall be surrendered at one time for the account of the same Stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

DIRECT INSITE CORP.              The undersigned hereby appoints _________ and
                                 ____________ , or either of them, attorneys and
                                 Proxies with full power of substitution in each
                                 of  them,   in  the  name  and   stead  of  the
                                 undersigned  to vote as Proxy  all the stock of
                                 the   undersigned  in  Direct  Insite  Corp.  a
                                 Delaware corporation, at the Special Meeting of Stockholders scheduled to be held ____________ and any adjournments thereof.

The Board of Directors recommends a vote FOR the following proposals:

1. Proposal to grant the Board of Directors authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the common stock, in the proportion determined by the Board of Directors, as set forth in Exhibit A to the Proxy Statement.

     You may vote for, vote against or abstain from voting on any one or more of the following. The Board will select one and only one of the approved ratios:

     A.   To authorize a one-for-seven reverse stock split:
          FOR  [  ]           AGAINST  [  ]                 ABSTAIN  [  ]

     B.   To authorize a one-for-ten reverse stock split:
          FOR  [  ]           AGAINST  [  ]                 ABSTAIN  [  ]

     C.   To authorize a one-for-fifteen reverse stock split:
          FOR  [  ]           AGAINST  [  ]                 ABSTAIN  [  ]


2. Upon such other business as may properly come before the meeting or any adjournment thereof.

     ____________________________________________________________________
                  (Continued and to be signed on reverse side)
     - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

Dated:  _____________, 2001

                          ________________________________________[L.S.]

                          ________________________________________[L.S.]
                         (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE